PHILLIP E BROWN

CONSULTANTS IN HYDROGEOLOGY

26241 Wolverine Trail

Evergreen, Colorado 80439

hydrobro@aol.com

720-244-0571

Consent of Phillip E. Brown

I consent to all references to my name and any quotation from, or summarization of, Sections 1.1.1.3, 1.1.2.3, 16.6, 25.3, and 26.3 and my contributions to Section 27 of the technical report summary entitled "Technical Report on the Roca Honda Project, McKinley County, New Mexico, USA" dated February 22, 2022; and Sections 1.1.1.2, 1.1.2.2, 1.3.8, 16, 25.2, and 26.2 and my contributions to Section 27 of the technical report summary entitled "Technical Report on the Nichols Ranch Project, Johnson and Campbell Counties, Wyoming, USA," dated February 22, 2022, as amended February 8, 2023, prepared by me, included or incorporated by reference in the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto.

/s/ Phillip E. Brown

Phillip E. Brown, C.P.G., R.P.G.

Principal Consulting Hydrogeologist

Consultants in Hydrogeology

Date: March 22, 2024